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                                                                       Exhibit 5

                                     BYLAWS
                                       OF
                               SOFTLOCK.COM, INC.


                                    ARTICLE I
                              SHAREHOLDER MEETINGS

         SECTION 1.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held within the six (6) calendar months following the end of each fiscal year of SoftLock.com, Inc. (the "Corporation"), at such date and hour as may be fixed by the Board of Directors (the "Board"), for the election of directors and for the transaction of such other business as may properly be brought before the meeting. At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing both at the time of the giving of the shareholder's notice hereinafter described in Section 1.2 hereof and on the record date for such annual meeting, and who complies with the notice procedures set forth in
Section 1.4 hereof.

         SECTION 1.2.  SHAREHOLDER PROPOSALS FOR ANNUAL MEETING.

                  (a) In order to bring before an annual meeting of shareholders any business which may properly be considered, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice which complies with Section 1.4 of these bylaws. To be timely, a shareholder's notice must be given, by certified United States mail, with postage thereon prepaid and with return receipt requested, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received at the Corporation's principal office not less than one hundred twenty
(120) calendar days in advance of the anniversary of the date on which the Corporation's proxy statement was released to its shareholders in connection with the previous year's annual meeting of shareholders, unless the date of the meeting to which such notice relates has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, in which case any such notice must be received not less than sixty
(60) days before the date established for the meeting.

                  (b) Each such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing business; (ii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder; (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (iv) a brief description of the business desired to be brought before the


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meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and (v) any interest which the shareholder may have in such business.

                  (c) The Secretary or Assistant Secretary shall deliver each shareholder's notice that has been timely received to the Chairman and to the Chief Executive Officer for review.

                  (d) Notwithstanding the foregoing provisions of this Section 1.2, a shareholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of shareholders shall comply with the applicable requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         SECTION 1.3.   SPECIAL MEETINGS.

                  (a) A special meeting may also be called by (i) shareholders entitled to cast twenty-five percent (25%) of all votes entitled to be cast at the meeting or (ii) by the Series A Preferred shareholders who own fifteen percent (15%) of all outstanding voting shares or (iii) by the Series B Preferred shareholders who own fifteen percent (15%) of all outstanding voting shares, upon the request in writing signed by such shareholders and delivered to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such request shall set forth: (i) the names and addresses, as they appear on the Corporation's stock transfer books, of the stockholders making the request; (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholders; (iii) a representation that such stockholders are stockholders of record at the record date for determining whether the requisite number of stockholders have signed and delivered the written request demanding a special meeting of stockholders and a representation as to the date on which the first such stockholder signed such request; (iv) a representation that each such stockholder intends to appear in person or by proxy at the meeting to present the business specified in the notice; (v) as to each matter or business the requesting stockholders propose to bring before the special meeting, a brief description of the matter or business including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and (iv) any interest which any of the requesting stockholders may have in such business.

                  (b) The record date for determining whether the requisite number of stockholders have signed and delivered the written request demanding a special meeting of stockholders is the date the first such stockholder signs such request.

                  (c) A special meeting may not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months, unless the meeting is requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting. The twelve-month period shall be determined from the date of the previous special meeting to the date of the stockholder request.


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                  (d) The Secretary or Assistant Secretary shall inform the
shareholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting, and only upon payment of these costs to the Corporation, notify each shareholder entitled to notice of the meeting. If the officer of the Corporation to whom such request in writing shall have been delivered pursuant to Section 1.2(a) shall fail to issue a call for such meeting within ten (10) business days after payment to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting, then the stockholders who made the request may do so by giving fifteen (15) business days' notice of the time, place and object of the meeting by advertisement inserted in a daily newspaper of general circulation in the City of Boston, Massachusetts.

                  (e) Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

         SECTION 1.4. PLACE OF MEETINGS. Annual and special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within or without the Commonwealth of Massachusetts as the Board or other persons authorized to call such meetings may from time to time determine and indicate in the notice.

         SECTION 1.5. NOTICE OF MEETINGS. Written notice shall be given stating the place, date and hour of all meetings of the shareholders. The notice shall state the purpose or purposes of the meeting and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to each shareholder at his or her last known address as it appears on the records of the Corporation, or, if he or she shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to him or her at such other address. Notice must also be given to any shareholder who, by reason of the action proposed at the meeting would be entitled to receive payment for his or her shares, and the existence of this right must be stated in the notice. No notice provided for in this Section
1.4 is required to be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at the meeting, in person or by proxy, who does not protest prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice to the shareholder. No notice of any adjourned meeting of shareholders need be given, unless the Board fixes a new record date for the adjourned meeting.

         SECTION 1.6. RECORD DATE. For the purposes of determining the shareholders entitled to notice of or vote at a shareholder's meeting or any adjournment thereof, the Board may fix a date of record which shall not be more than fifty (50) days nor less than ten (10) days before the meeting date. For the purpose of determining shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board may fix a date of record which shall not be more than fifty (50) days prior to such action.


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         SECTION 1.7. QUORUM. At all meetings of the shareholders, except as otherwise provided by law, there shall be present, in person or represented by proxy, shareholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of the share present or represented may, by majority vote, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any shareholder.

         SECTION 1.8. VOTING. At all meetings of the shareholders, each shareholder entitled to vote thereat may vote in person or by proxy and shall have one (l) vote for each share standing in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation. A plurality of votes cast shall be sufficient to elect directors and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws.

         SECTION 1.9. PROXIES. No shareholder shall enter into a voting trust agreement, proxy or other type of agreement vesting in another person, other than another shareholder of the Corporation, or an officer or director of the Corporation, the authority to exercise voting power of any or all of his or her shares. Every proxy shall be in writing, subscribed by the shareholder or his or her duly authorized attorney-in-fact and dated. No proxy which is dated more than eleven (11) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

         SECTION 1.10. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by the Chairman in accordance with Section 3.2 hereof, or in the absence of the Vice Chairman or all other such officers as prescribed in Article III hereof, by a Chairman to be chosen at the meeting. The Secretary or, pursuant to Article III hereof, the Assistant Secretary of the Corporation (if such Assistant Secretary has been appointed by the Board) shall act as Secretary of the meeting, if present, otherwise the Chairman shall appoint a Secretary.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1. ELECTION AND POWERS. The Board of Directors shall have the management and control of the affairs and business of the Corporation. The Board may act at any duly held meeting by the vote of a majority of the directors present, or it may act by unanimous written consent of all members of the Board if permitted by the Corporation's State of Incorporation. From and after the closing of the Corporation's annual meeting on June 30, 1999 (the "Annual Meeting"), the directors of the Corporation shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors prior to the Annual Meeting. At the first annual meeting of shareholders following the Annual Meeting, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of shareholders following the closing of the Annual


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Meeting, the term of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of shareholders following the closing of the Annual Meeting, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed the directors of each class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall serve until a successor is elected and qualified pursuant to the terms of this Article III, unless his or her directorship be therefore vacated by resignation, death, legal disqualification pursuant to Article V, removal or otherwise.

         SECTION 2.2. NUMBER. The number of directors constituting the entire Board shall be such number, not less than three (3), as shall be fixed by vote of a majority of the entire Board from time to time. In absence of such action, the number of directors shall be three (3). Notwithstanding the provisions of this Section, where all of the shares are owned beneficially and of record by fewer than three (3) shareholders, the number of directors shall be equal to the number of shareholders, unless otherwise fixed by the Board, which may fix a greater number.

         SECTION 2.3. VACANCIES. Vacancies and other openings in the Board, created for any reason except removal of a director without cause, may be filled by the Board or a majority of the directors then in office if less than a quorum are in office.

         SECTION 2.4. REMOVAL. At any meeting of the shareholders duly called, any director may be removed from office only for cause by vote of the holders of a majority of the shares entitled to vote in the election of directors.

         SECTION 2.5.  NOMINATION OF DIRECTORS.

                  (a) No person shall be eligible for election as a director at a meeting of shareholders unless nominated (i) by the Board of Directors or (ii) by a shareholder who is a shareholder of record of a class of shares entitled to vote for the election of directors, both at the time of the giving of the shareholder's notice hereinafter described in this Section 2.5 and on the record date for the meeting at which directors will be elected, and who complies with the notice procedures set forth in this Section 2.5.

                  (b) In order to nominate any persons who are not listed as nominees in the Corporation's proxy statement for a shareholders' meeting for election as directors at such meeting, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder's notice must be given either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received (i) on or


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after April 1st and before May 1st of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or
(ii) not less than sixty (60) days before an annual meeting, if the date of the applicable annual meeting, as prescribed in these Bylaws, has been changed by more than thirty (30) days or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of shareholders called for the purpose of electing directors is first given to shareholders.

                  (c) Each such shareholder's notice shall set forth the following: (i) as to the shareholder giving the notice, (1) the name and address of such shareholder as they appear on the Corporation's stock transfer books,
(2) the class and number of shares of the Corporation beneficially owned by such shareholder, (3) a representation that such shareholder is a shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (4) a description of all arrangements or understandings, if any, between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the shareholder wishes to nominate for election as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person and (4) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him contained in the notice is correct.

         SECTION 2.6. MEETINGS. A regular meeting of the Board shall be held as soon as practicable after the adjournment of the annual meeting of shareholders for the election of officers, and the transaction of such business as may be properly presented, including the designation of times and places for additional regular meetings of the Board during the ensuing year. Special meetings of the Board shall be held at any time, upon call from the Chairman of the Board, if any, the Chief Executive Officer, or at least one-third (1/3) of the directors.

         SECTION 2.7. PLACE OF MEETINGS. All meetings of the Board shall be held at the principal office of the Corporation, or at such other place, within or without the Commonwealth of Massachusetts as may from time to time be determined by the Board or the person or persons authorized to call the meeting.


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         SECTION 2.8. NOTICE OF MEETINGS. No notice need be given of a regular meeting of the Board. Notice of the place, day and hour of every special meeting shall be given to each director by personal delivery or by telegraph or facsimile or e-mail or leaving the same at the director's residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each director, postage prepaid and addressed to the director at his or her last known address according to the records of the Corporation, at least three
(3) days before the meeting. No notice of any adjourned meeting of the Board need be given other than by announcement at the meeting, subject to the provisions of Section 2.10 of this Article.

         SECTION 2.9. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who submits a signed written waiver thereof whether before, during or after the meeting nor to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

         SECTION 2.10. QUORUM. A majority of the directors in office, but in no event less than one-third (1/3) of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 2.11. PRESENCE AT MEETINGS. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at a meeting.

         SECTION 2.12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken any action by the Board of Directors or by any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent in writing to the adoption of resolutions authorizing the action. Such resolutions and such written consents shall be filed with the minutes of the proceedings of the Board of Directors or of the committee.

         SECTION 2.13. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board may, in its discretion, by an affirmative vote of a majority of the entire Board appoint an Executive Committee, or any other committee, to consist of three (3) or more directors. Unless limited by the Board, or by law, the Executive Committee shall have and may exercise all power and authority of the Board in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board, except that no committee shall have power to act in those areas specifically prohibited by law. Any committee shall have the power to act by unanimous written consent of all of its members in accordance with the Delaware General Corporation Law.


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                                   ARTICLE III
                                    OFFICERS

         SECTION 3.1 OFFICERS. The officers of the Corporation shall be chosen by the Board and shall be a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also choose one or more executive, senior, assistant or other Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person except the offices of President and Secretary, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                  (a) The Board at its first meeting after each annual meeting of shareholders shall choose a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer.

                  (b) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  (c) The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

                  (d) Any officer of the Corporation shall have authority to execute documents in the ordinary course of business such as bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated or limited by the Board to some particular officer or agent of the Corporation. No officer of the Corporation shall have any power or authority outside the normal day-to-day business of the Corporation, to bind the Corporation by contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the Board.

         SECTION 3.2 CHAIRMAN. The Chairman shall preside at all meetings of shareholders and of the Board. The Chairman shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 3.3 VICE-CHAIRMAN. In the absence of the Chairman or in the event of his inability or refusal to act, the Vice-Chairman, if one has been appointed, shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chairman. The Vice-Chairman, if one has been appointed, shall perform such other duties and have such other powers as the Board may from time to time prescribe.


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         SECTION 3.4 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board and the Chairman, have the general management and control of the affairs and business of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 3.5 PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 3.6  EXECUTIVE AND OTHER VICE-PRESIDENTS.

                  (a) In the absence of the Chief Executive Officer and the President or in the event of their inability or refusal to act, the Executive Vice-President, in the event one has been elected (or in the event there be more than one Executive Vice-President, the Executive Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Executive Vice-Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  (b) In the absence of the Chief Executive Officer, the President and any Executive Vice-President or in the event of the inability or refusal of any Executive Vice-President to act, or in the event an Executive Vice-President has not been elected, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice-Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 3.7 SECRETARY AND ASSISTANT SECRETARIES.

                  (a) The Secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of each such Assistant Secretary. The


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Board may give general authority to any other officer to affix the seal of the
Corporation and to attest the fixing by his or her signature.

                  (b) The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 3.8  TREASURER AND ASSISTANT TREASURERS.

                  (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

                  (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all of the Treasurer's transactions as Treasurer and of the financial condition of the Corporation.

                  (c) If required by the Board, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

                  (d) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                   ARTICLE IV
                               SHARE CERTIFICATES

         SECTION 4.1. FORM AND SIGNATURES. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation as the Board may from time to time prescribe. The share certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the


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Board may by resolution prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, and such corporate seal, may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

         SECTION 4.2. TRANSFER OF SHARES. The shares of the Corporation shall be transferred on the books of the Corporation by the registered holder hereof, in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such certificate shall have fixed thereto all stock transfer stamps required by law. The Board shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         SECTION 4.3. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board may, in its discretion, cause one or more new certificates for the same number of shares in aggregate to be issued to such holder upon the surrender of the mutilated certificate, or in the case of loss, theft or destruction of the certificate, upon satisfactory proof of loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board may require to indemnify the Corporation, its transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board may in its discretion refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

         SECTION 4.4. STOCK LEDGERS. The stock ledgers of the Corporation containing the names and addresses of the shareholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board shall determine.

         SECTION 4.5. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board may from time to time determine.

                                    ARTICLE V
                                 INDEMNIFICATION


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         SECTION 5.1. AUTHORIZATION OF INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as otherwise provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such persons only if such proceeding (or part thereof) was authorized by the Board. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board. The indemnification conferred in this Section 5.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 5.1 or otherwise; and PROVIDED FURTHER, that, such expenses incurred by other employees and agents may so be paid in advance upon such terms and conditions, if any, as the Board deems appropriate.

         SECTION 5.2 NON-EXCLUSIVITY. The rights to indemnification and advance payment of expenses provided by Section 5.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


                                      -18-
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         SECTION 5.3 SURVIVAL OF INDEMNIFICATION. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 5.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

         SECTION 5.4 INSURANCE. The Corporation shall have the power to purchase and maintain on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.


                                   ARTICLE VI
                                    FINANCES

         SECTION 6.1. DIVIDENDS. Subject to law and to the provisions of the Certificate of Incorporation, the Board may declare dividends on the stock of the Corporation, payable upon such dates as the Board may designate.

         SECTION 6.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the best interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

         SECTION 6.3. BILLS, NOTES, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by an officer of the Corporation or such other officer or officers or such other person or persons as the Board may from time to time designate.

         SECTION 6.4. VOTING SHARES HELD BY THE CORPORATION. Unless otherwise determined by the Board, the Chief Executive Officer of the Corporation is hereby designated as the officer of the Corporation authorized to vote any and all shares of stock held by the Corporation in other domestic or foreign corporations; he or she shall have the power and authority to vote such shares in person or by proxy, or by written consents in lieu of formal meetings.


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


                                   ARTICLE VII
                                   AMENDMENTS

         SECTION 7.1. POWER TO AMEND. The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation by a majority vote of the entire Board at any meeting, or by unanimous written consent of all members of the Board. However, any Bylaws adopted by the Board may be amended or repealed at any meeting of the shareholders.

         SECTION 7.2. NOTICE OF AMENDMENT AFFECTING ELECTION OF DIRECTORS. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

                                  ARTICLE VIII
                           OFFICES OF THE CORPORATION

         SECTION 8.1. REGISTERED OFFICE. The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Company Corporation.

         SECTION 8.2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1. DIVIDENDS. The Board may, but shall not be obligated to, declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, as may be amended, and the laws of the State of Delaware.

         SECTION 9.2. RESERVES. The Board may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

         SECTION 9.3 EXECUTION OF INSTRUMENTS. All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

         SECTION 9.4 FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December of each year.


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


         SECTION 9.5 SEAL. The corporate seal shall be in such form as the Board shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed otherwise reproduced.

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